Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of PSM Holdings, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Jeffrey R. Smith, Chief Executive Officer of the Company, and James E. Kunko, Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 16, 2009	By:	/s/ JEFFREY R. SMITH
Jeffrey R. Smith, President Chief Executive Officer

Date: November 16, 2009	By:	/s/ JAMES E. KUNKO
James E. Kunko, CFO Principal Financial Officer